                                                                   EXHIBIT 99.17

                                    [FORM OF]

TO VOTE BY TELEPHONE
1)   Read the Proxy Statement and have the proxy card below at hand.
2)   Call toll-free 1-888-221-0697
3)   Follow the simple instructions.

TO VOTE BY INTERNET
1)   Read the Proxy Statement and have the proxy card below at hand.
2)   Log on to www.proxyweb.com
3)   Follow the simple instructions.

TO VOTE BY MAIL
1)   Read the Proxy Statement.
2)   Check the appropriate boxes on the proxy card on the reverse side.
3)   Sign and date the proxy card.
4)   Return the proxy card in the envelope provided.

                                KOPP FUNDS, INC.

                            Kopp Emerging Growth Fund

          Proxy for Special Meeting of Shareholders - January 12, 2007

KNOW ALL PERSONS BY THESE  PRESENTS  THAT THE  UNDERSIGNED  SHAREHOLDER  OF KOPP
EMERGING  GROWTH  FUND  (THE  "FUND"),   A  SERIES  OF  KOPP  FUNDS,  INC.  (THE
"CORPORATION"),  HEREBY  APPOINTS  EACH OF LeROY C.  KOPP,  AND JOHN P.  FLAKNE,
COLLECTIVELY OR INDIVIDUALLY, AS HIS OR HER ATTORNEY-IN-FACT AND PROXY, WITH THE
POWER OF SUBSTITUTION OF EACH, TO VOTE AND ACT WITH RESPECT TO ALL SHARES OF THE
FUND,  WHICH THE  UNDERSIGNED  IS  ENTITLED  TO VOTE AT THE  SPECIAL  MEETING OF
SHAREHOLDERS  (THE  "MEETING")  TO BE HELD ON JANUARY 12, 2007, AT THE PRINCIPAL
EXECUTIVE  OFFICES OF THE  CORPORATION  AT 7701 FRANCE AVENUE SOUTH,  SUITE 500,
EDINA, MINNESOTA, AT 10:00 A.M., CENTRAL TIME, AND AT ANY ADJOURNMENT THEREOF.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot.  If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE  CORPORATION.
THIS PROXY, WHEN PROPERLY EXECUTED,  WILL BE VOTED IN THE MANNER DIRECTED BY THE
UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR"
THE PROPOSALS.

                                     PLEASE COMPLETE, SIGN AND RETURN
                                     THIS CARD AS SOON AS POSSIBLE.

                                     ------------------------------------
                                     DATED

                                     ------------------------------------
                                     SIGNATURE

                                     Please  sign  this  proxy  exactly
                                     as your  name  appears  on the  books
                                     of the Corporation.  Joint  owners
                                     should  each sign  personally.
                                     Trustees  and other fiduciaries
                                     should indicate the capacity in which
                                     they sign, and where more than
                                     one name appears, a majority must
                                     sign. If a corporation,  this
                                     signature should be that of an
                                     authorized officer who should state
                                     his or her title.

                                     Please fill in box(es) as shown using
                                     black or blue ink or number 2 pencil. [ X ]
                                     PLEASE DO NOT USE FINE POINT PENS.

After  careful  consideration,   the  Board  of  Directors  of  the  Corporation
unanimously  approved each of the proposals  listed below and  recommended  that shareholders vote "for" each proposal.

1.   To approve a proposed  Agreement and Plan of  Reorganization  providing for
     (i)  the  transfer  of the  Fund's  assets  to  the  American  Century  New
     Opportunities  II Fund  ("AC New  Opportunities  II  Fund"),  a  series  of
     American  Century Mutual Funds,  Inc.,  solely in exchange for newly issued shares  of  capital  stock of AC New  Opportunities  II Fund,  and (ii) the subsequent  distribution by the Fund of such shares to its  shareholders in liquidation of the Fund. A vote in favor of this proposal will constitute a vote in favor of the  termination  of the Fund as a series  of Kopp  Funds,
     Inc.

FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]

2.   To approve a new subadvisory  agreement between American Century Investment
     Management,  Inc.  and Kopp  Investment  Advisors,  LLC to take effect upon
     shareholder   approval  of  the   subadvisory   agreement  and  subject  to
     shareholder approval of the Reorganization proposed above.

FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]

YOUR VOTE IS IMPORTANT

PLEASE SIGN AND DATE ON THE REVERSE SIDE.